SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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         Date of report (Date of earliest event reported): March 5, 1997


                             VEECO INSTRUMENTS INC.
               (Exact Name of Registrant as Specified in Charter)


           Delaware                 0-16244                     11-2989601
(State or Other Jurisdiction      (Commission                 (IRS Employer
     of Incorporation)            File Number)              Identification No.)

                                 Terminal Drive
                            Plainview, New York 11803
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's Telephone Number, Including Area Code: (516) 349-8300


                                 Not Applicable
          (Former Name or Former Address, If Changed Since Last Report)
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Item 5. Other Events.

      On March 5, 1996, Veeco Instruments Inc., a Delaware corporation (the "Company"), entered into a letter of intent (the "Letter of Intent") with Wyko Corporation ("Wyko") pursuant to which it is contemplated that the Company will acquire all of the issued and outstanding stock of Wyko in exchange for the issuance of 3,000,000 shares of common stock, $.01 par value per share, of the Company. The consummation of the proposed acquisition is subject to a number of conditions, including execution of a definitive agreement relating to the acquisition, approval by the boards of directors and shareholders of the Company and Wyko and obtainment of required approvals of regulatory agencies. On March 10, 1997, the Company issued a press release announcing the execution of the Letter of Intent.

      In addition, on March 10, 1997, the Company issued a press release announcing that it had entered into a Memorandum of Understanding with MRC Corporation ("MRC") pursuant to which it is contemplated that the Company will acquire certain assets and assume certain liabilities relating to MRC's Media and Magnetics Applications Division in exchange for cash. The consummation of the proposed transaction with MRC is also subject to a number of conditions including the execution of a definitive agreement and approval of the board of directors of the Company and MRC.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (c)   Exhibits

Exhibit
   No.      Description of Document
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  10.1      Letter of Intent, dated March 5, 1997, between Veeco Instruments
            Inc. and Wyko Corporation.

  99.1 Press Release, dated March 10, 1997, relating to the proposed transaction with Wyko Corporation.

  99.2 Press Release, dated March 10, 1997, relating to the proposed transaction with MRC Corporation.


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

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    VEECO INSTRUMENTS INC.


Date: March 13, 1997                By: /s/ John P. Kiernan
                                        ---------------------------------------
                                        John P. Kiernan
                                        Corporate Controller


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

                                INDEX OF EXHIBITS

Exhibit
Number      Description of Document
-------     -----------------------

  10.1      Letter of Intent, dated March 5, 1997, between Veeco
            Instruments Inc. and Wyko Corporation.

  99.1 Press Release, dated March 10, 1997, relating to the proposed transaction with Wyko Corporation.

  99.2 Press Release, dated March 10, 1997, relating to the proposed transaction with MRC Corporation.


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